Management Presentation
May 1, 2008

First Quarter 2008 Results

MDC PARTNERS

MDC PARTNERS

Forward Looking Statements and Other Information

This presentation, including our "2008 Financial Outlook", contains forward-looking statements. The Company's representatives may also make forward-looking statements orally from time to time. Statements in this presentation that are not historical facts, including statements about the Company's beliefs and expectations, recent business and economic trends, potential acquisitions, estimates of amounts for deferred acquisition consideration and "put" option rights, constitute forward-looking statements. These statements are based on current plans, estimates and projections, and are subject to change based on a number of factors, including those outlined in this section. Forward-looking statements speak only as of the date they are made, and the Company undertakes no obligation to update publicly any of them in light of new information or future events, if any.

Forward-looking statements involve inherent risks and uncertainties. A number of important factors could cause actual results to differ materially from those contained in any forward-looking statements. Such risk factors include, but are not limited to, the following:

- risks associated with effects of national and regional economic conditions;
- the Company's ability to attract new clients and retain existing clients;
- the financial success of the Company's clients;
- the Company's ability to remain in compliance with its debt agreements and the Company's ability to finance its contingent payment obligations when due and payable, including but not limited to those relating to "put" option rights;
- the Company's ability to retain and attract key employees;
- the successful completion and integration of acquisitions which complement and expand the Company's business capabilities;
- foreign currency fluctuations; and
- risks arising from the Company's historical option grant practices.

The Company's business strategy includes ongoing efforts to engage in material acquisitions of ownership interests in entities in the marketing communications services industry. The Company intends to finance these acquisitions by using available cash from operations and through incurrence of bridge or other debt financing, either of which may increase the Company's leverage ratios, or by issuing equity, which may have a dilutive impact on existing shareholders proportionate ownership. At any given time the Company may be engaged in a number of discussions that may result in one or more material acquisitions. These opportunities require confidentiality and may involve negotiations that require quick responses by the Company. Although there is uncertainty that any of these discussions will result in definitive agreements or the completion of any transactions, the announcement of any such transaction may lead to increased volatility in the trading price of the Company's securities.

Investors should carefully consider these risk factors and the additional risk factors outlined in more detail in the Annual Report on Form 10-K under the caption "Risk Factors" and in the Company's other SEC filings.

MDC PARTNERS

Summary of Consolidated Results

(US$ in millions)

	Three Months Ended March 31,		
	2008	2007	*% Change*
Revenue	$ 143.3	$ 118.1	*21.4* %
Operating Expenses			
Cost of services sold	97.6	77.0	*26.8* %
SG&A	35.8	33.2	*7.8* %
D&A	10.1	5.8	*73.6* %
Operating Income	(0.2)	2.1	*(108.9)* %
margin	*NM*	*1.7%*	
Other income (expense)	(0.1)	(3.2)	*97.5* %
Income tax recovery	0.8	0.5	*60.2* %
Equity in Earnings (Losses) of Affiliates	0.1	(0.1)	*NM*
Minority Interests	(2.1)	(4.3)	*51.2* %
Loss from Contining Operations	(1.4)	(5.0)	
Loss from discontinued operations	(2.0)	(3.8)	
Net Loss	$ (3.4)	$ (8.8)	

Amounts and percentages may not foot due to rounding.

MDC PARTNERS

Summary of Segment Results – Revenue

(US$ in millions)

	Three Months Ended March 31,					
	2008		2007		*% Change*	
Revenue						
Strategic Marketing Services	$	78.0	$	70.6	*10.5*	*%*
Customer Relationship Management		34.7		23.6	*47.1*	*%*
Specialized Communication Services		30.7		23.9	*28.2*	*%*
Total Revenue	$	143.3	$	118.1	*21.4*	*%*

Amounts and percentages may not foot due to rounding.

MDC PARTNERS

First Quarter 2008 Marketing Communications Revenue Growth by Segment

	Strategic Marketing Services	Customer Relationship Management	Specialized Communication Services	Weighted Average Total
Acquisition Growth	6.0%	-	2.0%	4.0%
Foreign Exchange Growth	1.8%	-	8.4%	2.8%
Organic Growth	2.7%	47.1%	17.7%	14.6%

MDC PARTNERS

Summary of Segment Results – EBITDA

(US$ in millions)

	Three Months Ended March 31,		
	2008	2007	*% Change*
EBITDA			
Strategic Marketing Services	$ 8.5	$ 10.1	*(16.2) %*
margin	*10.9%*	*14.3%*	
Customer Relationship Management	3.1	2.1	*49.8 %*
margin	*8.9%*	*8.7%*	
Specialized Communication Services	3.5	1.7	*99.1 %*
margin	*11.3%*	*7.3%*	
Marketing Communications	15.0	13.9	*8.0 %*
margin	*10.5%*	*11.8%*	
Corporate Expenses	(3.1)	(4.1)	*(24.3) %*
Total EBITDA	$ 11.9	$ 9.8	*21.6 %*
margin	*8.3%*	*8.3%*	

Amounts and percentages may not foot due to rounding.

MDC PARTNERS

Summary of Segment Results – MDC's Share of EBITDA

(US$ in millions)

	Three Months Ended March 31,		
	2008	2007	*% Change*
MDC EBITDA			
Strategic Marketing Services	$ 7.8	$ 6.4	*22.1 %*
Customer Relationship Management	3.0	2.0	*48.0 %*
Specialized Communication Services	2.1	1.2	*77.9 %*
Marketing Communications	12.9	9.6	*34.5 %*
Corporate	(3.1)	(4.1)	*(24.3) %*
Total MDC EBITDA	$ 9.8	$ 5.5	*78.4 %*

Amounts and percentages may not foot due to rounding.

Free Cash Flow

(US$ in millions)	Three Months Ended March 31, 2008	2007
MDC EBITDA	$9.8	$5.5
Capital Expenditures	(4.2)	(3.5)
Cash Taxes	(0.3)	(0.6)
Cash Interest	(2.7)	(3.3)
Free Cash Flow	**$2.6**	**($1.9)**

MDC PARTNERS

Liquidity Profile

Available Liquidity at March 31, 2008

(US$ in millions)

Commitment Under Facility	$	185.0
Revolver		18.6
Term Loan A		60.0
Delayed Draw Term Loan B		51.5
		130.1
Letters of Credit		5.0
Funds Available Under Facility	$	49.9
Available Cash		2.9
Liquidity	$	52.8

MDC PARTNERS

Temporal Put Obligations and Impact on EBITDA

	Estimated Put Impact at March 31, 2008			
	Payment Consideration			Incremental
(US$ in millions)	Cash	Stock	Total	EBITDA in Period
2008	$8.0	$0.3	$8.3	$2.6
2009	2.0	0.9	2.9	0.8
2010	24.6	5.6	30.2	3.3
2011	2.0	1.2	3.2	1.5
2012 - 2015	14.4	2.4	16.8	4.5
Total	$51.0	$10.4	$61.4	$12.7
	Effective Multiple			4.8

Note: Excludes put rights of $9.5 million exercisable pursuant to termination of employment.

MDC PARTNERS

2008 Financial Outlook

Revenue	$600 - $610 million
MDC's Share of EBITDA	$61 - $64 million
Free Cash Flow	$30 - $35 million

Note: See appendix for definitions of non-GAAP measures.

Appendix

MDC PARTNERS

MDC PARTNERS

Definition of Non-GAAP Measures

- **EBITDA:** EBITDA is a non-GAAP measure, that represents operating profit plus depreciation and amortization and stock-based compensation. A reconciliation of "EBITDA" to the US GAAP reported results of operations has been provided by the Company in the tables included in the earnings release issued on May 1, 2008.
- **Organic Growth:** Organic revenue growth is a non-GAAP measure that refers to growth in revenues from sources other than acquisitions or foreign exchange impacts.
- **Free Cash Flow:** Free cash flow is a non-GAAP measure that represents EBTIDA less minority interest plus cash distributions from unconsolidated affiliates less capital expenditures, net, less cash interest, net, less cash taxes.